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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 9, 2002, except for Note 13, for which the date is May 8, 2003, in the Registration Statement on Form S-4, Amendment No. 2, and the related Prospectus of Salt Holdings Corporation dated September 17, 2003.

/s/ Ernst & Young LLP

Kansas City. Missouri
September 16, 2003

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Consent of Independent Auditors